UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report: June 25, 2010
(Date of earliest event reported)

TEMPLE-INLAND INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08634	75-1903917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300 MoPac Expressway South, 3rd Floor
Austin, Texas 78746
(Address of Principal Executive Offices, including Zip code)

(512) 434-5800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

G	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
G	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
G	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
G	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 25, 2010, Temple-Inland Inc. entered into a Credit Agreement with Bank of America, N.A., as administrative agent and L/C Issuer; Citibank, N.A., as syndication agent; JPMorgan Chase Bank, N.A. and The Bank Of Nova Scotia, as co-documentation agents; Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and The Bank of Nova Scotia, as joint lead arrangers and joint book managers; and the lenders party thereto.

The new credit facility provides for a $600,000,000 unsecured revolving line of credit with a $100 million sublimit for the issuance of letters of credit. The Company may, upon notice to the lenders, request an increase in the new credit facility of up to $150,000,000, to provide for a total of $750,000,000 of unsecured revolving credit. The Company may elect interest rates on its borrowings calculated by reference to Bank of America’s prime rate (or, if greater, the average rate on overnight federal funds plus one-half of one percent) or LIBOR plus a margin based on the ratings of the Company’s senior unsecured long-term debt. The new credit facility matures on June 25, 2014.  The credit facility will be used as a source of liquidity for the Company, which has not yet borrowed any funds under the agreement.

The new credit facility contains certain restrictive loan covenants that are usual and customary for similar transactions, including, a maximum leverage ratio (funded debt to total capitalization as defined in the agreement) and a minimum interest coverage ratio.

The new credit facility contains events of default that are usual and customary for similar transactions, including non-payment of principal, interest or fees; inaccuracy of representations and warranties; violation of covenants; bankruptcy and insolvency events; material judgments; cross defaults to certain other indebtedness; and events constituting a change of control.

Some of the lenders under the credit facility and their affiliates have or may have had customary banking relationships with the Company based on the provision of a variety of financial services, including pension fund, cash management, investment banking, and equipment financing and leasing services, none of which are material individually or in the aggregate with respect to any individual party. A copy of the credit facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the credit facility.

Item 1.02.	Termination of a Material Definitive Agreement.

The credit agreement described in Item 1.01 replaces the Company’s $750,000,000 Credit Agreement dated as of July 28, 2005, among the Company and Bank of America, N.A., as administrative agent, and a syndicate of lenders.  There were no outstanding borrowings under this agreement at the time of its termination.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

10.1
Credit Agreement, dated as of June 25, 2010, among Temple-Inland Inc., as Borrower; Bank of America, N.A., as administrative agent and L/C Issuer; Citibank, N.A., as syndication agent; JPMorgan Chase Bank, N.A. and The Bank Of Nova Scotia, as co-documentation agents; Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and The Bank of Nova Scotia, as joint lead arrangers and joint book managers; and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPLE-INLAND INC.
Date: June 25, 2010	By:	/s/ Randall D. Levy
Name: Randall D. Levy
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Page

10.1	Credit Agreement, dated as of June 25, 2010, among Temple-Inland Inc., as Borrower; Bank of America, N.A., as administrative agent and L/C Issuer; Citibank, N.A., as syndication agent; JPMorgan Chase Bank, N.A. and The Bank Of Nova Scotia, as co-documentation agents; Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., and The Bank of Nova Scotia, as joint lead arrangers and joint book managers; and the lenders party thereto.	5